EXHIBIT 10.39

RECEIVABLES TRANSFER AND CONTRIBUTION AGREEMENT

This Receivables Transfer and Contribution Agreement (this “Agreement”) is made and entered into as of November 24, 2008, by and between SANMINA SPV LLC, a Delaware limited liability company (“Transferee”) and SANMINA-SCI CORPORATION, a Delaware corporation (“Sanmina” or “Transferor”).

W I T N E S S E T H:

On the terms and subject to the conditions set forth herein, the Transferor contribute, and Transferee shall accept as a capital contribution, on a “true contribution” basis, certain of the Transferor's Accounts Receivable from time to time.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, all capitalized terms will have the meanings given such terms in that certain Credit and Security Agreement dated the date hereof (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Transferee, Deutsche Bank AG, New York Branch, as administrative agent (the “Agent”) and the banks and financial institutions named therein as Lenders ( the “Lenders”).

Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein will be interpreted, all accounting determinations hereunder will be made, and all financial statements required to be delivered hereunder will be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Public Accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of Sanmina and its Subsidiaries.

Section 1.3 References. Unless otherwise indicated, references in this Agreement to “articles,” “exhibits,” “schedules,” “sections,” and other subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

Section 1.4 Terminology. The terms “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used will be deemed to cover all genders. Unless the context otherwise clearly indicates, words used in the singular include the plural and words used in the plural include the singular. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” All references to statutes and related regulations will include any amendments of same and any successor statutes and regulations.  All references to any of the Program Documents will include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof. All references to any Person will mean and include the successors and permitted assigns of such Person. All references to “including” and “include” will be understood to mean “including, without limitation.” All references to the time of day will mean the time of day on the day in question in New York City, New York, unless otherwise expressly provided in this Agreement.  An Unmatured Termination Event or a Termination Event will be deemed to exist at all times during the period commencing on the date that such Unmatured Termination Event or Termination Event occurs to the date on which such Unmatured Termination Event or Termination Event is waived in writing pursuant to this Agreement or, in the case of Unmatured Termination Event, is cured within any period of cure expressly provided in this Agreement; and a Termination Event will “continue,” be “continuing,” or “in existence” until such Termination Event has been waived in writing by the Agent acting on behalf of the Lenders in accordance with the provisions of the Credit Agreement, or cured.

Whenever the phrase “to the best of Transferors' knowledge” or words of similar import relating to the knowledge or the awareness of Transferor are used herein, such phrase will mean and refer to the actual knowledge of a Senior Officer of the Transferor.  All references to “acceptable” or “satisfactory” will, unless expressly provided otherwise, be deemed to mean “reasonably acceptable” or “reasonably satisfactory.”  All calculations of money values will be in Dollars.  To the extent that any party hereto will have the right to consent to the taking of any action hereunder, such consent will not be unreasonably withheld (unless otherwise specifically indicated).

ARTICLE II

TRANSFER AND CONTRIBUTION OF ACCOUNTS RECEIVABLE

Section 2.1 Agreement to Transfer Certain Accounts Receivable. (a) From time to time until this agreement terminates in accordance with Section 2.1(b), the Transferor may on any Preparation Date offer to contribute, and Transferee shall accept as a capital contribution, on the Borrowing Date immediately following such Preparation Date, certain of the Transferor's Accounts Receivable which arose before such Preparation Date, subject to the terms and conditions set forth herein.

(b) This Agreement will commence as of the date of execution and delivery hereof and will continue in full force and effect until the earliest to occur of (a) the termination of the Credit Agreement, and (b) the occurrence of any of the following events (each, a “Contribution Termination Event”): (i) Transferee or Transferor will become insolvent or a Termination Event described in Section 6.01(i) or (j) of the Credit Agreement will have occurred and be continuing or (ii) Transferor will become unable for any reason to contribute Accounts Receivable in accordance with this Agreement.

Section 2.2 Offering Accounts Receivable for Contribution. On or before each Preparation Date, the Transferor will notify Transferee and the Agent of those Accounts Receivable it desires to contribute to Transferee on the immediately following Borrowing Date by delivering a draft Assignment Agreement (as defined herein) to Transferee, with a copy to Agent.  Such Assignment Agreement will specifically identify each of the Transferor's Accounts Receivable it desires to contribute to Transferee, will identify whether each such Account Receivable satisfies the criteria in the definition of “Eligible Receivable” and will include the date each such Account Receivable arose, its Uncollected Value, invoice number, the Account Debtor, currency of payment and its Scheduled Maturity Date, all determined as of such Preparation Date, as applicable.

Section 2.3 Accepting Accounts Receivable. Transferee shall accept as a capital contribution the Transferor's Accounts Receivable identified as offered as a capital contribution in a draft Assignment Agreement delivered pursuant to Section 2.2.

Section 2.4 Delivery of Assignment Agreement. On each Borrowing Date, the Transferor, if contributing any Accounts Receivable to Transferee on such Borrowing Date, will execute and deliver to Transferee and the Agent an Assignment Agreement dated as of such Borrowing Date, which Assignment Agreement will be substantially in the form of Exhibit A attached hereto and made a part hereof (each, an “Assignment Agreement”).

Section 2.5 Application of Deductions. With respect to any Accounts Receivable and related Related Rights and Property that the Transferor, in its discretion, may contribute to Transferee on any Borrowing Date, such Accounts Receivable and related Related Rights and Property will be deemed to be a capital contribution from the Transferor to Transferee.  The parties acknowledge and agree that the Transferor will be obligated to compensate Transferee for any Deductions, to the extent such Deductions were not otherwise taken into account in determining the Uncollected Value of the Transferred Receivables of the Transferor on any Settlement Date, in accordance with Section 2.7(b).

Section 2.6 Intent of the Parties; True Contribution of Transferred Receivables. It is the intention of the parties hereto that the contribution of the Transferred Receivables and Related Rights and Property as provided in Article II be, and be construed as, absolute capital contributions without recourse except as explicitly provided herein, of the Transferred Receivables and Related Rights and Property by the Transferor to Transferee, and that neither the Transferred Receivables nor the Related Rights and Property will be part of the Transferor’s estate in the event of a Transferor bankruptcy.  Furthermore, it is not intended that such contribution be deemed a pledge of the Transferred Receivables and Related Rights and Property to secure a debt or other obligation of Transferor.  If however, notwithstanding the intention of the parties, the contribution provided for in this Article II is determined to be a transfer for security, then this Agreement will also be deemed to be a security agreement and the Transferor hereby grants to Transferee a security interest in all of the Transferor’s right, title and interest in the Transferred Receivables and Related Rights and Property.

Section 2.7 Re-Transfer of Designated Receivables; Deemed Collections.  (a)  If at any time an Account Receivable becomes a Designated Receivable, the Transferor will accept re-transfer of such Designated Receivable from Transferee.  Each such re-transfer will be made on the next occurring Settlement Date (or the second following Settlement Date, if such Accounts Receivable became subject to retransfer pursuant to this Section 2.7 after the Preparation Date for the next occurring Settlement Date).  The Transferor will pay to the Transferee an amount in cash equal to the Uncollected Value (which for this purpose shall be the face amount thereof) of such Designated Receivables.

(b) The parties acknowledge and agree that the Transferor will be obligated to compensate Transferee for any Deductions taken on any Account Receivable prior to the Settlement Date on which such Account Receivable was contributed to Transferee, to the extent such Deductions were not otherwise taken into account in determining the Uncollected Value of such Transferred Receivables on such Settlement Date and the Transferor will be deemed to have received a Collection of such Account Receivable in the amount of any such Deduction on the date such reduction is reported on the Books and Records.  On each day after contribution of an Account Receivable to Transferee on which a Deduction is granted on such Transferred Receivable as a result of (A) any defective, rejected or returned goods or services, or (B) a setoff in respect of any claim by the related Account Debtor against the Transferor, in each of the foregoing cases, other than any such reduction or cancellation due to credit losses, the Transferor will be deemed to have received on such day a Collection of such Receivable in the amount of the Deduction.  If the Transferor is deemed to have received a Collection of Receivables pursuant to this Section 2.7(b), the Transferor will deposit the amount of such Collections into the Collection Accounts on the next occurring Settlement Date (or the second following Settlement Date, if such Deduction was granted after the opening of business on the Business Day immediately preceding the next occurring Settlement Date).  Such amount may be offset against any amounts due from Transferee to such Transferor on such Settlement Date with respect to the Uncollected Value of Accounts Receivable conveyed by the Transferor to Transferee on such Settlement Date.

Section 2.8 Servicing of Accounts Receivable. On and after each Borrowing Date, Transferee will have the sole right to receive all Collections with respect to all Transferred Receivables purchased by it or contributed to it on such Borrowing Date. The foregoing notwithstanding, Transferee and the Transferor agree to engage Sanmina’s services as initial Servicer for all the Transferred Receivables pursuant to the terms set forth in the Servicing Agreement.  The Transferor agrees (i) to notify commencing on the Collection Account Effect Date all Account Debtors of its respective Transferred Receivables that pay by wire transfer, automated clearing house (“ACH”) entries, credits from merchant card transactions and other electronic funds transfers to tender all payments on such Transferred Receivables to the Collection Accounts and (ii) to notify commencing on the Lock-Box Effective Date all Account Debtors of its respective Transferred Receivables that pay by check, draft or other instrument to tender all payments on such Transferred Receivables to the Lock-Box, and in each case to cooperate fully with Servicer in all respects regarding the servicing of Transferred Receivables.  During the Collection Account Ramp-Up Period and the Lock-Box Ramp-Up Period, Collections may be deposited into the Sanmina Accounts and the Sanmina Lockbox and the Servicer will be instructed to sweep all amounts deposited in the Sanmina Accounts and the Sanmina Lockbox into the Tranche A and Tranche B Collection Accounts on each Business Day. Collections will be deposited in the Collection Accounts on each Business Day.  All collections on a Transferred Receivable received by a Person who is not the Obligee of such Account Receivable will be held in trust for the Obligee and promptly deposited into the Collection Accounts or delivered to Servicer for deposit by Servicer into the Collection Accounts.  If an Account Debtor has indicated that a payment made by such Account Debtor is to be applied in respect of its obligations under a specified Account Receivable or in respect of other obligation of such Account Debtor owed to the Transferor, then the Transferor and the Transferee agree that such payment shall be applied as specified by the related Account Debtor; however, after an Account Debtor is in default of any payment obligation to the Transferee or the Transferor for more than 10 days, or after the related Account Debtor is insolvent, any such payment shall be applied to the principal amount of the Accounts Receivable of such Obligor in chronological order of Scheduled Maturity Dates.

Section 2.9 Related Rights and Property. In all cases hereunder where an Account Receivable is contributed to a Transferee who then becomes the Obligee of such Account Receivable, the contribution of such Account Receivable will be deemed to include the contribution of all of the Related Rights and Property relating to such Account Receivable.

ARTICLE III

THE CLOSING

Section 3.1 The Closing. The closing of the transactions set forth herein will occur on the Closing Date, contemporaneously with the closing of the Credit Agreement.  In any event, this Agreement will not be effective until the Effective Date. Facsimile signatures of the parties hereto will be sufficient to close this Agreement; provided that the Transferor and Transferee agree to deliver fully executed, original counterparts of this Agreement and the other Program Documents to Agent’s counsel for receipt by Agent’s counsel no later than five Business Days following the Closing Date.  The “Closing Date” shall be the date of this Agreement as first above written.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of Transferor. The Transferor hereby represents and warrants to Transferee as follows (each of which representations and warranties will be deemed to have been restated upon the delivery of each Assignment Agreement to Transferee):

                                (a) Organization; Location.  Transferor is a corporation validly existing and in good standing under the laws of the state of Delaware and is authorized under such laws to conduct its business as currently conducted and to own its assets (including but not limited to its Accounts Receivable) as currently owned.  The location of Transferor's chief executive office and all of its Books and Records  relating to its Accounts  Receivable, the state of incorporation of Transferor, and Transferor's organizational identification number are identified in the Transferor Collateral Disclosure Certificate substantially in the form of Exhibit B attached hereto and made a part hereof (the “Transferor Collateral Disclosure Certificate”).

    (b) Capacity; Authority; Validity.  Transferor has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement.  This Agreement and the consummation by Transferor of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Transferor.  This Agreement has been duly executed and delivered by Transferor and constitutes the valid and binding obligations of Transferor, enforceable against Transferor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and to general equitable principles.

    (c) Conflict; Defaults.  Neither the execution and delivery of this Agreement by Transferor, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any indenture, agreement, contract or other instrument to which Transferor is a party or by which Transferor or its assets are bound, (ii) violate Transferor's articles of incorporation, bylaws, or other constitutional or charter documents, as the case may be, (iii) violate any law or any order, rule or regulation applicable to Transferor of any Governmental Authority having jurisdiction over Transferor or its properties, (iv) require any consent, approval, authorization or filing (which, in each case, has not already been obtained or made) under any law, regulation, judgment, order, writ, decree, permit, license, agreement, contract or instrument to which Transferor is a party or by which Transferor or any of its assets are bound.

   (d) Title to Transferred Receivables.  Immediately prior to (or coincidentally with) any transfer of an Account Receivable hereunder, Transferor has good and marketable title to such Accounts Receivable, free and clear of any Lien except for Permitted Encumbrances.  When Transferee accepts a capital contribution of such Account Receivable, it will have acquired a perfected ownership interest in such Account Receivable free and clear of any Lien, except for Permitted Encumbrances.

    (e) Litigation.  There is no claim, litigation, proceeding, arbitration or investigation pending or, to Transferor's best knowledge, threatened against Transferor, which could reasonably be expected to have a Material Adverse Effect.

    (f) The Transferor has filed or caused to be filed all material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any written assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than such taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Transferor); no tax Lien has been filed, and, to the knowledge of the Transferor, no claim is being asserted, with respect to any such tax, fee or other charge that in any case would reasonably be expected to have a Material Adverse Effect.

    (g) Investment Company Act; Other Regulations.  The Transferor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the U.S. Investment Company Act of 1940, as amended.

    (h) Solvent.  The Transferor is, and after giving effect to each contribution hereunder and the incurrence of the obligations being incurred hereunder, will be and will continue to be, solvent.

    (i) Finders or Brokers.  Transferor has not agreed to pay any fee or commission to any agent, broker, finder, or other person retained by it, for or on account of services rendered as a broker or finder in connection with this Agreement or the transactions contemplated hereby which would give rise to any valid claim against Transferee for the payment of any such fee or commission.

    (j) Nature of Transferred Receivables.  Each Transferred Receivable constitutes an “account,” or “general intangible”  as such terms are defined in the UCC.

    (k) Eligibility of Transferred Receivables.  Each Account Receivable accepted as a capital contribution by Transferee, that was identified in the related Assignment Agreement or in any other document or report delivered to Transferee in accordance with this Agreement as an Eligible Receivable satisfied the criteria in the definition of “Eligible Receivable” as of the date of such Assignment Agreement or other document or report, as applicable.

    (l) No statement or information contained in this Agreement, any other Program Document or any other document, certificate or statement furnished by or on behalf of the Transferor to the Transferee or to the Agent, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Program Documents, when taken together with Sanmina’s filings with the SEC, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading.  There is no fact known to the Transferor that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein or in Sanmina’s filings with the SEC, in the other Program Documents, or in any other documents, certificates and statements furnished to the  Agent and the Transferee for use in connection with the transactions contemplated hereby and by the other Program Documents.  Sanmina has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by Sanmina with the SEC since January 1, 2006 (collectively, the "Sanmina Reports").  None of the Sanmina Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (m) Filings.  There have been duly filed all Financing Statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Transferee's ownership interest in the Transferred Receivables and the Related Rights and Property, to the extent Transferee’s ownership interest in such Related Rights and Property may be perfected by the filing of Financing Statements under the UCC.

Section 4.2 Representations  and Warranties of Transferee. Transferee represents and warrants to the Transferor as follows (each of which representations and warranties will be deemed to have been restated upon the delivery of each Assignment Agreement to Transferee):

    (a) Organization.  Transferee is a limited liability company, validly existing and in good standing under the laws of the State of Delaware.

    (b) Capacity; Authority; Validity.  Transferee has all necessary limited liability company power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement.  This Agreement and the consummation by Transferee of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability company action of Transferee.  This Agreement has been duly executed and delivered by Transferee and constitutes the valid and binding obligations of Transferee, enforceable against Transferee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and to general equitable principles.

    (c) Conflicts; Defaults.  Neither the execution and delivery of this Agreement by Transferee, nor the consummation of the transactions contemplated hereby and thereby will (i) conflict with, result in the breach of, constitute a default under, or accelerate the performance required by, the terms of any indenture, agreement, contract or other instrument to which Transferee is a party or by which Transferee or its assets are bound, (ii) violate Transferee's certificate of formation, limited liability company agreement, or other constitutional or charter documents, as the case may be, or any law or any order, rule or regulation applicable to Transferee of any Governmental Authority having jurisdiction over Transferee or its properties, (iii) require any consent, approval, authorization or filing (which, in each case, has not already been obtained or made) under any law, regulation, judgment, order, writ, decree, permit, license, agreement, contract or instrument to which Transferee is a party or by which Transferee or any of its assets are bound.

ARTICLE V

CERTAIN COVENANTS

Section 5.1 Mutual Covenants and Agreements. Subject to the terms and conditions herein provided, each party to this Agreement will use its commercially reasonable efforts to take, or cause to be taken, all action, and  to do, or cause to be done, all things necessary, appropriate or desirable hereunder and under applicable laws and regulations to consummate, make effective, and carry out the purposes of, the transactions contemplated by this Agreement.  Each party to this Agreement will use its commercially reasonable efforts to obtain consents of all third parties and Governmental Authorities necessary for the consummation of the transactions contemplated by this Agreement

Section 5.2 Certain Covenants of Transferor. The Transferor hereby agrees with Transferee as follows:

   (a) Financing Statements; UCC Matters.  The Transferor authorizes Transferee to prepare and file (at the Transferor’s cost) Financing Statements in any jurisdictions where Transferee deems such filings to be reasonably necessary to give notice of Transferee's interest in and to the Transferred Receivables.  The Transferor will not change its name, identity, state of incorporation or corporate structure (within the meaning of Section 9-507(c) of the UCC) or any office where its Books and Records are kept unless it will have (i) given Transferee (and Agent, as Transferee's assignee) at least thirty (30) days' prior written notice thereof and (ii) delivered to Transferee (and Agent, as Transferee's assignee) all financing statements, instruments and other documents reasonably requested by Transferee (or Agent, as Transferee's assignee) in connection with such change or relocation.

   (b) Access.  The Transferor will (i) so long as there is then no Termination Event in existence, during the Transferor's regular business hours and with reasonable prior notice, not more than once per calendar quarter, and during the existence of a Termination Event, at any time without prior notice, permit Transferee, Agent, and their respective authorized representatives, access to (i) its Books and Records as they relate to the Transferred Receivables and (ii) furnish Transferee and, upon request, Agent with true, accurate and complete copies of the Underlying Contracts and other such records and all other information in its possession with respect to the Transferred Receivables as Transferee, or Agent may request, in each case as is reasonably required to comply with the Policy.  The Transferor will cause its personnel and its agents to provide Transferee, Agent, and their respective authorized representatives, assistance in each of their investigation of the matters set forth in clauses (i) and (ii) of the preceding sentence, all for purposes of monitoring compliance with this Agreement and the other Program Documents; provided that so long as there is then no Termination Event, the inspection of the Transferor’s Books and Records and access to the Transferor’s employees as contemplated by this Section 5.2(b) shall be limited to a review of those matters described in the Scope of Audit attached as Exhibit B to the Servicing Agreement.  No Person will be granted such access or furnished with such materials unless such Person is bound (directly or indirectly) by the terms of Section 8.4 or by an effective confidentiality agreement, with such conforming changes as are necessary to reflect the agreement of such Transferor and such Person; provided, however, that such Person and such Transferor may, but neither will be obligated to, agree on different terms respecting such confidential treatment.  In no event shall the Transferor be required to disclose any information contemplated by this Section 5.2(b) to the Transferee, the Agent or any other Person if the disclosure of such information would violate any law or regulation applicable to the Transferor or the Transferred Receivables and the Related Rights and Property or would violate any obligation of confidentiality owed by the Transferor to any other Person that is not an Affiliate of the Transferor.

   (c) Further Assurances and Assistance.  On or after the Closing Date, the Transferor will give such further assurances to Transferee, execute, acknowledge and deliver all such acknowledgments and other instruments and take such further action as may be reasonably necessary or appropriate to fully and effectively carry out the transactions contemplated hereby, including, without limitation, any additional Financing Statements. As reasonably requested by Transferee or the Agent, the Transferor will provide reasonable assistance to Transferee, the Agent, and their respective authorized representatives in obtaining access to information to assist Transferee in financing the Transferred Receivables (or any portion thereof) as any of them may reasonably request, including, without limitation, access to reports currently prepared by Transferor in the ordinary course of business in accordance with the Policies and Procedures, the Remittance Reports and other reports required of Transferee by the Agent under the Credit Agreement, and any additional reports that Transferor is obligated to provide under the Servicing Agreement.  Except as otherwise provided in this Agreement, the Transferor will not take any action after the Closing Date which would be inconsistent with the effective transfer by the Transferor to Transferee hereunder of the Transferor's entire right, title and interest in and to the Transferred Receivables and its Related Rights and Property.

   (d) Changes to Policies and Procedures; Standard Terms; Underlying Contracts.  The Transferor agrees that it will not, without the prior written consent of Transferee or the Agent (such consent not to be unreasonably withheld), change any of its Policies and Procedures or Standard Terms.

   (e) Granting Deductions.  The Transferor will not compromise, rescind, cancel or adjust any Transferred Receivable except that Sanmina will, as required, do so in its capacity as Servicer in accordance with the Transaction Documents.

   (f) Treatment of Transactions.  The Transferor will maintain its records and books of account in a manner that clearly reflects the true contribution of all Transferred Receivables conveyed to Transferee hereunder.  So long as any Transferred Receivable remains outstanding, all of the published  financial statements of Transferor will contain a footnote (i) disclosing the transactions contemplated hereunder which unambiguously describes the contribution  of Transferred Receivables to the capital of the Borrower as an absolute transfer and the interest of Transferee and the Agent in the Transferred Receivables, and (ii) expressly stating that the Transferred Receivables are unavailable for creditors of the Transferor.

   (g) Lenders’ Reliance.  The Transferor acknowledges that the Agent and each Lender is entering into the transactions contemplated by the Program Documents in reliance upon Transferee's identity as a legal entity that is separate from Transferor and any Affiliates thereof.  Therefore, from and after the date of execution and delivery of this Agreement, the Transferor will take all reasonable steps including, without limitation, all steps that Transferee (or the Agent, as Transferee's assignee) may from time to time reasonably request to maintain Transferee's identity as a separate legal entity.  Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Transferor will take and continue to take all actions described in the assumptions as to facts set forth in the opinion of Baker & McKenzie delivered on the Closing Date with respect to substantive consolidation matters and will comply with, and cause compliance with, the provisions of Transferee’s limited liability company agreement and certificate of formation.

   (h) Taxes.  The Transferor will file all tax returns and reports required by law to be filed by them and promptly pay all taxes and governmental charges at any time owing, that may be assessed against the Transferor except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP will have been set aside on its books, unless the failure to make any such payment could not reasonably be expected to have a Material Adverse Effect on the Transferor and its Subsidiaries (taken as a whole), the consummation of the transactions contemplated herein, the enforceability of the Program Documents to which the Transferor is a party, or the perfection and priority of the security interest of Transferee (or the Agent, as assignee of Transferee) in and to the Transferred Receivables and the Related Rights and Property in which case Transferor will promptly make such payments.

   (i) Change in Payment Instructions to Obligors.  Except as set forth in the Program Documents and in any event, without the Agent’s prior written consent, Transferor will not make any change in the instructions to Account Debtors with respect to the Transferred Receivables regarding payments to be made to the Collection Accounts.

   (j) Sales, Liens.  The Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon (including, without limitation, the filing of any financing statement) or with respect to, any Transferred Receivable or Related Rights or Property, or upon or with respect to any Underlying Contract under which any Transferred Receivable arises (to the extent of such Transferred Receivable), or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Transferee provided for herein), and the Transferor will defend the right, title and interest of Transferee (and the Agent, as Transferee's assignee) in, to and under any of the foregoing property, against all claims of third parties claiming through or under Transferor.

   (k) Use of Proceeds.  Transferor will not use any of the proceeds of any sale of Accounts Receivable hereunder for a purpose that violates, or would be inconsistent with, Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

   (l) Information.  Transferor will deliver, or cause to be delivered to the Transferee:

      (i)  as soon as available, but in any event within 90 days after the end of each fiscal year of Transferor, a copy of the audited consolidated balance sheet of Transferor and its consolidated subsidiaries as at the end of such year and the related audited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG LLP, or other independent registered public accountants of recognized international standing and without any limitation or qualification on the certification of internal controls required under SEC rules; and;

                  (ii) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of Transferor, the unaudited consolidated balance sheet of Transferor as at the end of such quarter and the related unaudited  consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in comparative form the figures for the previous year, certified by a Senior Officer of Transferor as fairly presenting in all material respects  the financial condition of Transferor and its Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated, subject to changes resulting from normal year end audit adjustments and the absence of footnotes (which certification shall be satisfied by the certification provided in Exhibit 31 to Transferor’s Quarterly Report on Form 10-Q filed with the SEC).  The Transferee shall be entitled to rely on such certification as if addressed to it;

Financial statements required to be delivered pursuant to Sections 5.2(l)(i) and 5.2(l)(ii) (to the extent any such financial statements are included in materials otherwise filed with the SEC) may be delivered electronically and if so, shall be deemed to have been delivered on the date on which Transferor posts such reports, or provides a link thereto, either: (i) on Transferor’s website on the Internet at the website address listed in Section 8.1; or (ii) when such report is posted electronically on IntraLinks/IntraAgency or other relevant website which Transferee has access to (whether a commercial, third-party website or whether sponsored by the  Agent), if any, on Transferor’s behalf; provided that: (x) the Transferor shall deliver paper copies of such reports to the Transferee until written request to cease delivering paper copies is given by the  Transferee;  and (y) the Transferor shall notify (which may be by facsimile or electronic mail) the Transferee of the posting of any such reports and immediately following such notification the Transferor shall provide to the Transferee, by electronic mail, electronic versions (i.e., soft copies) of such reports. The Transferee shall have no obligation to request the delivery or to maintain copies of the reports referred to above, and in any event shall have no responsibility to monitor compliance by Transferor with any such request for delivery, and the Transferee shall be solely responsible for requesting delivery to it or maintaining its copies of such reports.

ARTICLE VI

CONDITIONS OF CLOSING

Section 6.1 Conditions Precedent. The parties' respective obligations to consummate and perform the transactions contemplated by this Agreement are subject to the satisfaction or waiver of each of the conditions precedent that each of the representations and warranties of each of the parties hereto will be true and correct on the Closing Date, and (ii) Transferor will have delivered the Transferor Collateral Disclosure Certificate in form and substance satisfactory to Transferee.

ARTICLE VII

INDEMNIFICATION AND RELATED TERMS

Section 7.1 Transferor's Indemnification Obligations. Without limiting any other rights which Transferee and its assigns may have hereunder or under applicable law, Transferor hereby agrees to indemnify Transferee, the Agent, each Lender and their respective officers, directors, employees and agents (each, an “Indemnified Party”) from and against any and all damages, losses, claims, liabilities and related costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of:

(a) reliance on any representation or warranty made or deemed made by Transferor (or any of its officers) under or in connection with this Agreement as to the validity or enforceability of any Transferred Receivable or the compliance of any Assigned Receivable with the criteria described in the definition of “Eligible Receivable,” or any other written information or report delivered by the Transferor pursuant hereto, which will have been false or incorrect when made or deemed made or delivered;

(b) the failure by the Transferor (individually or as Servicer) to comply with any term, provision or covenant contained in this Agreement, or with any applicable law, rule or regulation with respect to any Transferred Receivable, or the related Underlying Contract, or the nonconformity of any Transferred Receivable, or the related Underlying Contract with any such applicable law, rule or regulation;

(c) the failure to vest and maintain vested in Transferee or to transfer to Transferee legal and equitable title to and ownership of, the Assigned Receivables which are, or are intended to be, Transferred Receivables, free and clear of any Lien, other than Permitted Encumbrances, whether existing at the time of the transfer of such Account Receivable or at any time thereafter (including, without limitation, any such failure arising from the commingling of Collections on Transferred Receivables with funds that do not constitute Collections of Transferred Receivables);

    (d) the misdirection by the Transferor of collections on Accounts Receivable to any account other than the Collection Accounts or the Lockbox; or

    (e) other than non-payment related to Deductions taken into account in calculating the Uncollected Value on the relevant Preparation Date for a Transferred Receivable, payment shortfalls or any non-payment resulting from any commercial dispute, supplier discount, claim, offset or defense (other than discharge in bankruptcy of the Account Debtor) of the Account Debtor to the payment of any Account Receivable which is, or is intended to be, a Transferred Receivable (including, without limitation, a defense based on such Transferred Receivable or the Underlying Contract not being a legal, valid and binding obligation of such Account Debtor enforceable against it in accordance with its terms (other than discharge in bankruptcy of the Account Debtor) or failure to comply with the laws of the country of any Account Debtor), or any other claim resulting from the sale of the merchandise or services related to such Transferred Receivable or the furnishing or failure to furnish such merchandise or services;

provided that the Transferor will not be required to so indemnify any Indemnified Party or otherwise be liable to any Indemnified Party for any Indemnified Amounts resulting from (i) the performance of the Transferred Receivables or any Related Rights or Property, or for a shortfall as a result of such performance or as a result of the sale of any Transferred Receivables or other Related Rights or Property in connection with the exercise of remedies (except to the extent such Indemnified Amounts are attributable to a breach by the Transferor of any representation, warranty or covenant made by it in relation to any such Transferred Receivable or Related Rights and Property), or (ii) the Indemnified Party’s willful misfeasance, bad faith or gross negligence; and provided further that the Transferor will not be required to so indemnify any Indemnified Party other than the Transferee with respect to any Indemnified Amount relating to a Transferred Receivable that is not an Assigned Receivable.

Any amounts subject to the indemnification provisions of this Section 7.1 will be promptly paid by Transferor to the Payment Account for the benefit of the party seeking indemnification within five Business Days following (i) demand therefor by such party and (ii) delivery to Transferor by such party of an invoice stating the basis for the demand for payment to be made under this Section 7.1.

Section 7.2 Survival of Indemnification Obligations. Transferor’s indemnification of Transferee, Agent and the Lenders will survive the Closing Date and the Program Termination Date.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Notices. All notices and other communications by Transferee, Transferor or the Agent hereunder will be in writing to the other parties and will be deemed to have been duly given (i) when delivered in person, (ii) two Business Days after delivery to an overnight courier service, receipt requested, or (iii) when sent if sent via telecopy transmission, receipt requested or (iii) three days after being posted when posted by the United States registered or certified mail, with postage prepaid, addressed as follows:

To Transferor:

Sanmina-SCI Corporation
2700 North First Street
San Jose, California 95134
Attention:  Corporate Treasurer

To Transferee:

Sanmina SPV LLC
2700 North First Street
San Jose, California 95134
Attention:  Manager

In any case, with copy to the Agent:

Deutsche Bank AG, New York Branch
60 Wall St., 25th Floor
New York, NY 10005
Attention: Structured Trade & Export Finance
Fax:  (212) 797-0473

or to such other addresses as a party or the Agent may from time to time designate by notice as provided herein (or which the Agent may provide to the parties), except that notices of change of address will be effective only upon actual receipt.

Section 8.2 Assignment.

   (a) The rights of any party under this Agreement will not be assigned or transferred by any party without the prior written approval of the other party hereto and the Agent; provided, however, that the parties hereto acknowledge and  agree that:

    (i) Transferee intends to finance, in part, certain Transferred Receivables through extensions of credit from Lenders; and

                            (ii) Transferee may assign its rights under this Agreement, and the Transferred Receivables to the Agent for the benefit of the Lenders in connection with such financing.

    (b) During the continuation of any Termination Event, Transferor agrees that the Agent will have all the rights (but none of the obligations) of Transferee hereunder, but only to the extent such rights relate to Assigned Receivables, to the same extent as Transferee, and that Transferor will continue to be bound by the terms of this Agreement as against Agent, until the Program Termination Date.

    (c) Transferor agrees that the Agent and the Lenders are third-party beneficiaries to this Agreement (in each case, to the extent described in this Section 8.2) and will be entitled to and have standing to enforce the rights of Transferee hereunder (in each case, to the extent described in this Section 8.2 and only to the extent such rights relate to Assigned Receivables).  Any attempt by any party to assign or transfer this Agreement contrary to the terms and conditions of this section will be null and void ab initio.

Section 8.3 Entire Agreement, Limited Third Party Beneficiaries. This Agreement, together with the exhibits attached hereto, constitutes the entire agreement by the parties and supersedes any other agreement, whether written or oral, that may have been made or entered into between Transferor and Transferee (or by any of their respective officers, agents, or representatives) relating to the matters contemplated herein.  Except as described in Section 8.2 hereof, no other person or entity will be a third party beneficiary of this Agreement.

Section 8.4 Confidentiality.

   (a) Each party hereto agrees to the following confidentiality terms (with it being understood that, for purposes of this Section 8.4, the “Recipient” will mean the Person to whom any Confidential Information is provided, the “Provider” means the Person who provides such Confidential Information to the Recipient, and “Confidential Information” (as further defined below) means the Confidential Information of the Provider):

    (i) The Recipient will receive, maintain and hold the Confidential Information in confidence and will use at least the same level of care in safeguarding the Confidential Information that it uses with respect to its own confidential information but in no event less than reasonable care under the circumstances;

                            (ii) The Recipient agrees to take all steps reasonably necessary  and appropriate to ensure that its employees or other persons to whom  disclosure is authorized hereunder treat the Confidential Information as confidential and to ensure that such employees or other persons to whom disclosure is authorized hereunder act in accordance with and abide by the terms of this Section 8.4 regarding the Confidential  Information;

                            (iii) The Recipient will use the Confidential Information solely for purposes of the Program and matters reasonably related thereto and may disclose Confidential Information to the Insurer; and

                            (iv) The Recipient will not disclose, reproduce, distribute, transmit, reverse engineer, decompile, disassemble or transfer, directly or indirectly, the Confidential Information, except as authorized in this Section 8.4, as otherwise authorized in writing by the Provider in conjunction with the Program, or unless otherwise agreed by the Provider.

    (b) The Recipient agrees that it will not (without the prior written consent of the Provider) disclose the Confidential Information to any third party, except (i) its affiliates, officers, employees and legal counsel on a confidential basis, (ii) as required by law, regulation or other applicable judicial or governmental order, (iii) on a limited basis as is reasonably necessary to prepare any claim or defense arising from or in connection with the Program or the Program Documents, or (iv) as expressly contemplated in the Program Documents.

    (c) As used herein, “Confidential Information” means all information disclosed or provided by the Provider to the Recipient or its agents or representatives in connection with the Program and all information regarding the Provider's business, assets, affiliates, and customers, so long as such information is marked confidential or otherwise of a type considered confidential in the ordinary course of business, but does not include information that: (i) is generally available to the public, (ii) hereafter, through no breach of this Section 8.4 by the Recipient or its agents or representatives, becomes generally available to the public, (iii) corresponds in substance to information furnished to the  Recipient  hereafter on a non-confidential basis by any third party having a legal right to do so, or (iv) was developed by, or for, the Recipient independently of any disclosure or use of the Confidential Information; provided that, for the avoidance of doubt, each Receivables Report and each Remittance Report shall be deemed to be Confidential Information.

    (d) At any time upon the written request of the Provider, the Confidential Information, including all copies and embodiments thereof (including all copies and/or any other form or reproduction and/or description thereof made by the Recipient), in the possession of the Recipient, will, at Recipient's option, be promptly returned to the Provider or promptly destroyed, except that the portion of the Confidential Information that may be found in analyses, compilations, studies or other documents prepared by the Recipient or its agents, attorneys or employees, oral or electronic Confidential Information, and any Confidential Information not so requested and returned will be held by the Recipient and kept subject to the terms of this Section 8.4 or destroyed to the extent practicable and permitted by law.  Whether the Confidential Information or other embodiments of the Confidential Information is to be returned or destroyed pursuant to this paragraph, such return or destruction will, upon written request of the Provider, be certified in writing by an authorized officer of the Recipient.  The return or destruction of the Confidential Information or other embodiments of the Confidential Information will not relieve the Recipient of its confidentiality obligations contained in this Section 8.4.

    (e) The confidentiality provisions set forth in this Section 8.4 will (i) survive the Program Termination Date and (ii) terminate upon the earliest to occur of two (2) years after the Program Termination Date or such other date mutually agreed upon by the parties hereto.

Notwithstanding the foregoing, each party (and each employee, representative or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any other Program Document and all materials of any kind (including opinions or other tax analyses) that are provided to the parties relating to such tax treatment and tax structure.

Section 8.5 Amendments and Waivers. This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by each of the parties or, in the case of a waiver, by the party waiving compliance, and, in any event with the prior written consent of the Agent.  The failure of any party at any time or times to require performance of any provision hereof will in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition or of any breach of any term, representation, warranty or covenant under this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any other condition or of any breach of any such condition of breach or waiver of any other condition or of any breach of any other term, representation, warranty or covenant under this Agreement.

Section 8.6 Captions; Counterparts. The captions in this Agreement are for convenience only and will not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two or more counterparts (and by each of the parties on separate signature pages), each of which will be an original, but all of which together will constitute one and the same instrument.

Section 8.7 Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the internal laws of the State of New York, without regard to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Laws).

Section 8.8 Severability. If any provision of this Agreement or portion thereof is held invalid, illegal, void or unenforceable by reason of any rule of law, administrative or judicial provision or public policy, such provision will be ineffective only to the extent invalid, illegal, void or unenforceable, and the remainder of such provision and all other provisions of this Agreement will nevertheless remain in full force and effect.

Section 8.9 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER PROGRAM DOCUMENT; (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE COURTS OF THE STATE OF NEW YORK AND UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER PROGRAM DOCUMENTS; (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE AND DISTRICT DESCRIBED ABOVE FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT OR THE OTHER PROGRAM DOCUMENTS; AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 8.1.  NOTHING HEREIN CONTAINED, HOWEVER, WILL PREVENT ANY PARTY FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST ANY OTHER PARTY PERSONALLY, AND AGAINST ANY ASSETS OF SUCH OTHER PARTY, WITHIN ANY OTHER STATE OR JURISDICTION.

Section 8.10 No Petition.  The Transferor hereby agrees not to institute against Transferee, or join in any institution against Transferee of, any bankruptcy proceedings under any United States federal or state bankruptcy law or similar law in connection with any obligations relating to this Agreement, until one year and one day following the termination of the Credit Agreement and the repayment in full of all Obligations arising under the Credit Agreement.

[Signatures on following page]

IN WITNESS WHEREOF, each of Transferor and Transferee have caused this Receivables Transfer and Contribution Agreement to be duly executed as of the date first above written.

TRANSFEREE:

SANMINA SPV LLC

By: /s/ Walter F. Boileau
Name: Walter F. Boileau
Title: Manager

TRANSFEROR:

SANMINA-SCI CORPORATION

By: /s/ Walter F. Boileau
Name: Walter F. Boileau
Title: Vice President and Treasureer